Filed Pursuant to Rule 433 Registration File No. 333-288804 Free Writing Prospectus

Headline: LOOKING TO HEDGE UNICORN EXPOSURE? – satellite image

Late-stage private valuations remain disconnected from public markets — leaving investors with limited tools to hedge the downside.

The RiverNorth Short Prime Unicorn Fund I, Inc. seeks to provide targeted exposure to the potential downside of late-stage private market valuations through a differentiated structure.

View strategy overview: [Insert IPO webpage link]

View preliminary prospectus:

[Insert RiverNorth Short Prime Unicorn Fund I, Inc. preliminary prospectus link]

Expected IPO July 2026, subject to market conditions. This communication is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security. Please see the preliminary prospectus for additional information.

RiverNorth Short Prime Unicorn Fund I, Inc. (the “Short Fund”) has filed a registration statement (including a preliminary prospectus) on Form N-2 (File No. 333-288804) with the Securities and Exchange Commission ("SEC") for the offering to which this free writing prospectus relates. Before you invest in the Short Fund, you should read the preliminary prospectus in the registration statement and the other documents the Short Fund has filed with the SEC for more complete information about the Fund and the offering. You get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus may be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, telephone: (646) 362-0256, or by emailing prospectus@lucidcm.com, or by calling 800.646.0148, Option 1, or emailing unicorns@rivernorth.com. Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Short Fund before investing. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An investment in the Short Fund is speculative and involves a high degree of risk with substantial risk of loss. Please see the “RISKS” section of the preliminary prospectus. RiverNorth Capital Management, LLC, the investment adviser for the Fund, is registered as an investment adviser with the SEC.

Headline: HEDGING UNICORN EXPOSURE HAS BEEN CHALLENGING – satellite receiver image

Private market valuations remain elevated—but traditional hedging tools are limited.

The RiverNorth Short Prime Unicorn Fund I, Inc. seeks to provide a new way to manage exposure to late-stage private companies.

Explore the strategy: [Insert IPO webpage link]

View preliminary prospectus:

[Insert RiverNorth Short Prime Unicorn Fund I, Inc. preliminary prospectus link]

Expected IPO July 2026, subject to market conditions. This communication is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security. Please see the preliminary prospectus for additional information.

RiverNorth Short Prime Unicorn Fund I, Inc. (the “Short Fund”) has filed a registration statement (including a preliminary prospectus) on Form N-2 (File No. 333-288804) with the Securities and Exchange Commission ("SEC") for the offering to which this free writing prospectus relates. Before you invest in the Short Fund, you should read the preliminary prospectus in the registration statement and the other documents the Short Fund has filed with the SEC for more complete information about the Fund and the offering. You get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus may be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, telephone: (646) 362-0256, or by emailing prospectus@lucidcm.com, or by calling 800.646.0148, Option 1, or emailing unicorns@rivernorth.com. Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Short Fund before investing. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An investment in the Short Fund is speculative and involves a high degree of risk with substantial risk of loss. Please see the “RISKS” section of the preliminary prospectus. RiverNorth Capital Management, LLC, the investment adviser for the Fund, is registered as an investment adviser with the SEC.

Headline: IS IT TIME TO HEDGE PRIVATE MARKET EXPOSURE? – AI wafer image

Private market valuations remain elevated despite public repricing — creating asymmetric downside risk.

The RiverNorth Short Prime Unicorn Fund I, Inc. seeks to provide a differentiated approach to accessing potential downside in late-stage private market valuations.

See how the strategy works: [Insert IPO webpage link]

View preliminary prospectus:

[Insert RiverNorth Short Prime Unicorn Fund I, Inc. preliminary prospectus link]

Expected IPO July 2026, subject to market conditions. This communication is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security. Please see the preliminary prospectus for additional information.

RiverNorth Short Prime Unicorn Fund I, Inc. (the “Short Fund”) has filed a registration statement (including a preliminary prospectus) on Form N-2 (File No. 333-288804) with the Securities and Exchange Commission ("SEC") for the offering to which this free writing prospectus relates. Before you invest in the Short Fund, you should read the preliminary prospectus in the registration statement and the other documents the Short Fund has filed with the SEC for more complete information about the Fund and the offering. You get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus may be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, telephone: (646) 362-0256, or by emailing prospectus@lucidcm.com, or by calling 800.646.0148, Option 1, or emailing unicorns@rivernorth.com. Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Short Fund before investing. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An investment in the Short Fund is speculative and involves a high degree of risk with substantial risk of loss. Please see the “RISKS” section of the preliminary prospectus. RiverNorth Capital Management, LLC, the investment adviser for the Fund, is registered as an investment adviser with the SEC.

Headline: HOW DO YOU SHORT UNICORNS?

Historically, investors have had limited ways to access short exposure to late-stage private companies.

The RiverNorth Short Prime Unicorn Fund I, Inc. seeks to provide inverse exposure to late-stage private market valuations through a differentiated structure.

Explore the strategy: [Insert IPO webpage link]

View preliminary prospectus:

[Insert RiverNorth Short Prime Unicorn Fund I, Inc. preliminary prospectus link]

Expected IPO July 2026, subject to market conditions. This communication is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security. Please see the preliminary prospectus for additional information.

RiverNorth Short Prime Unicorn Fund I, Inc. (the “Short Fund”) has filed a registration statement (including a preliminary prospectus) on Form N-2 (File No. 333-288804) with the Securities and Exchange Commission ("SEC") for the offering to which this free writing prospectus relates. Before you invest in the Short Fund, you should read the preliminary prospectus in the registration statement and the other documents the Short Fund has filed with the SEC for more complete information about the Fund and the offering. You get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus may be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, telephone: (646) 362-0256, or by emailing prospectus@lucidcm.com, or by calling 800.646.0148, Option 1, or emailing unicorns@rivernorth.com. Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Short Fund before investing. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An investment in the Short Fund is speculative and involves a high degree of risk with substantial risk of loss. Please see the “RISKS” section of the preliminary prospectus. RiverNorth Capital Management, LLC, the investment adviser for the Fund, is registered as an investment adviser with the SEC.

Headline: UNICORN EXPOSURE — LONG OR SHORT. WITH DAILY LIQUIDITY?

The RiverNorth Long Prime Unicorn Fund I, Inc. and the RiverNorth Short Prime Unicorn Fund I, Inc. are designed to provide efficient exposure to this segment of the market.

Learn about the structure and approach: [Insert IPO webpage link]

View preliminary prospectuses:

[Insert RiverNorth Long Prime Unicorn Fund I, Inc. preliminary prospectus link]

[Insert RiverNorth Short Prime Unicorn Fund I, Inc. preliminary prospectus link]

Expected IPO July 2026, subject to market conditions. This communication is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any security. Please see the relevant preliminary prospectus for additional information.

Each of RiverNorth Long Prime Unicorn Fund I, Inc. (the “Long Fund”) and RiverNorth Short Prime Unicorn Fund I, Inc. (the “Short Fund”) have filed registration statements (including preliminary prospectuses) on Form N-2 (File No. 333-288805 and File No. 333-288804) with the Securities and Exchange Commission ("SEC") for the offerings to which this free writing prospectus relates. Before you invest in either the Long Fund or the Short Fund, you should read the preliminary prospectus in the relevant registration statement and the other documents the Long Fund and the Short Fund have filed with the SEC for more complete information about the Funds and the offerings. You get these documents for free by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectuses may be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022, telephone: (646) 362-0256, or by emailing prospectus@lucidcm.com, or by calling 800.646.0148, Option 1, or emailing unicorns@rivernorth.com. Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Long Fund and the Short Fund before investing. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. An investment in the Long Fund or the Short Fund is speculative and involves a high degree of risk with substantial risk of loss. Please see the “RISKS” section of the applicable preliminary prospectus. RiverNorth Capital Management, LLC, the investment adviser for each of the Funds, is registered as an investment adviser with the SEC.